Exhibit 99.1

Tribune Company 435 North Michigan Avenue Chicago, Illinois 60611	312/222-9100

PRESS RELEASE

Tribune Media Company Announces Ex-Distribution Date of Tribune Media Securities and When-Issued Trading Date of Tribune Publishing Common Stock

Chicago, July 24, 2014 - Tribune Media Company (OTC: TRBAA) announced additional details regarding the separation of its publishing business by means of a pro-rata dividend of 98.5% of the outstanding shares of Tribune Publishing Company common stock, as previously announced on July 15, 2014.

Today, Tribune Media Company was informed by the OTC Bulletin Board that Tribune Media Company Class A and Class B common stock and warrants began trading on an “ex-distribution” basis today, July 24, 2014 (the ex-distribution date), and that there will be no “due bills” market for Tribune Media Company Class A and Class B common stock and warrants. Tribune Media Company common stock and warrants that trade on the ex-distribution market will trade without an entitlement to shares of Tribune Publishing Company common stock on the distribution date. As previously announced, the distribution will be made to Tribune Media Company’s stockholders and warrantholders of record as of 5:00 p.m., New York time, on July 28, 2014, the record date for the distribution. The distribution is expected to occur on August 4, 2014.

Tribune Media Company also announced that “when-issued” trading of Tribune Publishing Company common stock began today, July 24, 2014, on the New York Stock Exchange. “Regular-way” trading of Tribune Publishing Company common stock is expected to begin on the New York Stock Exchange on August 5, 2014, the first trading day following the completion of the distribution.

Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Tribune Media Company or Tribune Publishing Company securities.

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Investor Contact:	Media Contact:
Donna Granato	Christa Robinson
VP, Corporate Finance & Investor Relations	Chief Communications Officer
Tribune Media Company	Tribune Media Company
212/210-2703	212/210-2794
dgranato@tribunemedia.com	christa@tribunemedia.com

Investor Contact:	Media Contact:
Sandy Martin	Matt Hutchison
VP, Corporate Finance & Investor Relations	SVP, Corporate Communications
Tribune Publishing Company	Tribune Publishing Company
469/528-9360	312/222-3305
smartin@tribune.com	matt.hutchison@tribune.com

ABOUT TRIBUNE MEDIA: Following the spin-off of its publishing businesses, Tribune Company will operate under the name Tribune Media Company and be home to a diverse portfolio of television and digital properties driven by quality news, entertainment and sports programming. Tribune Media will be comprised of Tribune Broadcasting’s 42 owned or operated local television stations reaching 50 million households, national entertainment network WGN America, available in 72 million households, Tribune Studios, and Tribune Digital Ventures, including the websites Zap2it and TVByTheNumbers, and Gracenote, one of the world’s leading sources of TV and music metadata powering electronic program guides in televisions, automobiles and mobile devices. Tribune Media also includes Chicago’s WGN-AM, the national multicast networks Antenna TV and THIS TV. Additionally, the company owns and manages a significant number of real estate properties across the U.S. and holds other strategic investments in media.

ABOUT TRIBUNE PUBLISHING: Tribune Publishing Company is a diversified media and marketing solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The company’s diverse portfolio of iconic news and information brands includes 10 award-winning daily titles, more than 60 digital properties and more than 150 verticals in markets, including Los Angeles; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy and El Sentinel, the country’s largest Spanish-language publisher. Tribune Publishing is headquartered in Chicago.

Cautions Concerning Forward-Looking Statements

This press release contains certain forward-looking statements that are based largely on Tribune Company’s current expectations and reflect various estimates and assumptions by Tribune Company. These statements may be identified by words such as “intend,” “expect,” “anticipate,” “will,” “implied,” “designed,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Tribune Company’s control, include underlying assumptions or expectations regarding the proposed transaction, such as unanticipated developments that delay or negatively impact the proposed transaction, changes in market conditions or disruption to business operations as a result of the proposed transaction. There can be no assurance that the proposed transaction will be completed as anticipated or at all. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. Except to the extent required by applicable law, Tribune Company undertakes no obligation to update or revise any information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media, whether as a result of new information, future events or otherwise.

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